UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 21, 2008

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-25087	52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (240) 744-1000

(Former Name or Former Address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01—Other Events

On April 29, 2008, Host Hotels & Resorts, L.P. (the “Partnership”) sold the Sheraton Suites Tampa for approximately $24 million. Additionally, on August 1, 2008, the Partnership sold the Host Airport Hotel Sacramento for approximately $15 million. In accordance with U.S. generally acceptable accounting principles, the results of these hotels were presented in the Partnership’s continuing operations for all fiscal years included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission (“SEC”) on March 3, 2008. In accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” (“SFAS No. 144”) the Partnership reported the results of these hotels as discontinued operations in its Form 10-Q for the quarter and year-to-date periods ended September 5, 2008. SFAS No. 144 also requires us to reclassify results of operations from a property disposed or held for sale as income from discontinued operations during all reported periods. The purpose of this Current Report on Form 8-K is to set forth the following information (which is attached as exhibits and incorporated by reference herein), including the audited consolidated financial statements of the Partnership for the three years ended December 31, 2007 and revised notes thereto, to reflect the impact of reclassifying results of operations from properties now reported in discontinued operations in accordance with SFAS No. 144:

•	Computation of Ratios of Earnings to Fixed Charges;

•	Selected Financial Data;

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”);

•	Consolidated Financial Statements; and

•	Schedule of Real Estate and Accumulated Depreciation.

In addition, we have updated the footnotes to the audited consolidated financial statements to disclose (1) the September draw of $200 million under the revolver portion of our credit facility, (2) the second quarter 2008 closing of a $210 million credit facility term loan, (3) the June 2008 refinancing of a $208 million, 7.48% mortgage on the Orlando World Center Marriott Resort and Convention Center with a $300 million mortgage that bears interest at a rate of LIBOR plus 350 basis points and (4) the repurchase of 6.5 million shares of common stock of Host Hotels & Resorts, Inc., our general partner (“Host”), valued at $100 million.

Investors are cautioned that the MD&A with respect to the three years ended December 31, 2007 presented herein represents the MD&A that we filed as part of our 2007 annual report on Form 10-K updated only to reflect the effect on our results of operations and financial portion discussed therein of the sale of the two properties discussed above. The MD&A presented herein has not been updated or amended to reflect any other information, uncertainties, transactions, risks, events or trends occurring, or known to management that have occurred subsequent to March 3, 2008, the date on which the Partnership filed its annual report on Form 10-K. These items for which the MD&A presented herein has not been updated or amended include, but are not limited to:

•

Second quarter 2008 closing of a $210 million credit facility term loan. A portion of the proceeds from the term loan were used to repay $100 million on the Credit Facility Revolver, which was drawn in March 2008;

•	The repurchase of 6.5 million shares of common stock of Host valued at approximately $100 million;

•

June refinancing of a $208 million, 7.48% mortgage on the Orlando World Center Marriott Resort and Convention Center with a $300 million mortgage that bears interest at a rate of LIBOR plus 350 basis points;

•	Modification of the Partnership’s forecast of the range of expected revenues per available room (RevPAR) for its comparable hotels for the fourth quarter and full year 2008;

•	September draw of $200 million under the revolver portion of our credit facility;

•	and all other events relating to the first three quarters of 2008 results of operations generally.

Investors should read the information contained in this current report together with the other information contained in the Partnership’s 2007 Annual Report on Form 10-K filed on February 26, 2008, the Partnership’s Form 10-Qs for the quarters ended March 21, 2008, June 13, 2008 and September 5, 2008, filed with the SEC on April 30, 2008, July 24, 2008 and October 17, 2008, respectively, and other information filed with, or furnished to, the SEC after March 3, 2008.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.
12	Computation of Ratios of Earnings to Fixed Charges

99.1	Selected Financial Data

99.2	Management’s Discussion and Analysis of Results of Operations and Financial Condition

99.3	Consolidated financial statements as of December 31, 2007 and 2006 and for the three years ended December 31, 2007

99.4	Schedule of Real Estate and Accumulated Depreciation as of December 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.

By:	/s/ HOST HOTELS & RESORTS, INC.
Host Hotels & Resorts, Inc.
Its General Partner

By:	/s/ BRIAN G. MACNAMARA
Brian G. Macnamara
Senior Vice President, Corporate Controller of Host Hotels & Resorts, Inc.

Date: November 21, 2008

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